Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2016 (except for the adoption of ASU 2015-03 as disclosed in Note 1 and Note 9, as to which the date is June 13, 2016), in the Amendment No. 7 to the Registration Statement (Form S-1 No. 333-206774) and related Prospectus of McGraw-Hill Education, Inc. and subsidiaries for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

New York, New York

December 8, 2016